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                  [Letterhead of PricewaterhouseCoopers LLP]

                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated August 3, 1998, relating to the financial statements and selected historical income statement and balance sheet data (excluding adjusted assets) of The Goldman Sachs Group, L.P. and Subsidiaries, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the six-month fiscal period ended May 29, 1998 and the three fiscal years in the period ended November 28, 1997 listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the references to us under the headings "Experts", "Summary Consolidated Financial Data", and "Selected Consolidated Financial Data" in such Prospectus.

PricewaterhouseCoopers LLP

New York, New York
August 24, 1998.